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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   -----------

                                 DEFIANCE, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                                       34-1526359
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                                   -----------

             1111 Chester Avenue, Suite 750
                     Cleveland, Ohio                                44114-3516
    (Address of Principal Executive Offices)                        (Zip Code)

                                   ----------

                      Defiance, Inc. 1998 Stock Option Plan
                            (Full title of the plan)

                                   -----------

              Jerry A.Cooper                               Copy to:
  President and Chief Executive Officer                  Glenn E. Morrical
        1111 Chester Avenue, Suite 750                  Arter & Hadden LLP
        Cleveland, Ohio 44114-3516                 925 Euclid Avenue, Suite 1100
 (Name and address of agent for service)                Cleveland, Ohio 44115
                                                            216-696-1100

                        216-861-6300
     (Telephone number, including area code,
                  of agent for service)
                                   ----------

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Title of Securities        Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   to be Registered        Registered (1)(2)     Offering Price per     Aggregate Offering    Registration Fee (3)
                                                      share (3)              Price (3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

     Common Stock,              500,000                $6.875               $3,437,500               $955.63
    Par Value $.05
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Aggregate number of shares of Common Stock available for grants of awards pursuant to the Defiance, Inc. 1998 Stock Option Plan (the "Plan").
(2) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(3) Based upon the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market's National Market on November 2, 1998; determined in accordance with Rules 457(c) and (h) solely for the purpose of determining the amount of the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and reports filed by Defiance, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (File No. 000-14044), including the exhibits thereto.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 000-14044); and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed December 5, 1985 (file No. 000-14044), including any amendment or report filed for the purpose of updating such description.

All documents filed after the date of the filing of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses, despite such adjudication of liability.

Subsection (b)(7) of Section 102 of the DGCL empowers a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase which was illegal under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Article XII of the Company's Certificate of Incorporation provides for limitation of liability of directors as follows:

         ARTICLE XII A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Section 11.1 of the Company's By-Laws provides for indemnification of directors, officers and others as follows:

         SECTION 11.1 The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under such circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 3(c) of the Plan provides for indemnification of the Board of Directors of the Company or the members of the committee appointed by the Board to administer the Plan as follows:

         INDEMNIFICATION No member of the Board or the Committee shall be liable for any action taken or determination made in good faith. The members of the Board and the Committee shall be indemnified by the Company for any acts or omissions in connection with the Plan to the full extent permitted by Delaware and Federal law.

The Company has entered into indemnification agreements with each of its directors that provide for indemnification of each director against certain liabilities to the fullest extent permitted by applicable law, including, without limitation, the full extent of indemnification by agreement permitted by
Section 145(f) of the DGCL. The Company has also purchased directors and officers liability insurance that provides coverage for the indemnification of the Company's directors and officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 The Company's Certificate of Incorporation (filed as Exhibit 3-f to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, File No. 000-14044), incorporated herein by reference.

         4.2 The Company's Bylaws (filed as Exhibit 3-g to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, File No. 000-14044), incorporated herein by reference.

         4.3 Defiance, Inc. 1998 Stock Option Plan (filed as Exhibit A to the Company's Schedule 14A, filed on September 17, 1998, File No. 000-14044), incorporated herein by reference.

         5.1      Opinion of Arter & Hadden LLP

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Arter & Hadden LLP (included in Exhibit 5.1)

         24       Powers of Attorney

Item 9.  Undertakings.

     A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
              Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 3rd day of November, 1998.


                              DEFIANCE, INC.
                              By: /s/ Michael J. Meier
                              Vice President--Finance, Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signatures                   Titles                                 Date

/s/ Jerry A. Cooper*         President and Chief Executive          November 3, 1998
Jerry A. Cooper              Officer (principal executive officer)

/s/ Michael J. Meier         Vice President-Finance, Chief          November 3, 1998
Michael J. Meier             Financial Officer, Secretary and
                             Treasurer (principal financial
                             officer)

/s/ James L. Treece          Chief Accounting Officer and           November 3, 1998
James L. Treece              Assistant Treasurer (principal
                             accounting officer)

/s/ Thomas H. Roulston II*   Chairman of the Board of Directors     November 3, 1998
Thomas H. Roulston II

/s/ George H. Lewis III*     Director                               November 3, 1998
George H. Lewis III

/s/ Richard W. Lock*         Director                               November 3, 1998
Richard W. Lock

/s/ John D. Ong*             Director                               November 3, 1998
John D. Ong

/s/ James E. Heighway*       Director                               November 3, 1998
James E. Heighway

/s/ Scott D. Roulston*       Director                               November 3, 1998
Scott D. Roulston


*Michael J. Meier, the undersigned attorney-in-fact, by signing his name below, does hereby sign this registration statement on behalf of the directors and officers of Defiance, Inc. indicated above by asterisk (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.


By: /s/ Michael J. Meier
Michael J. Meier, as attorney-in-fact

                                  EXHIBIT INDEX
----------------- ------------------------------------------------------------
Exhibit Number    Exhibit

----------------- ------------------------------------------------------------

         4.1 The Company's Certificate of Incorporation (filed as Exhibit 3-f to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, File No. 000-14044), incorporated herein by reference.

         4.2 The Company's Bylaws (filed as Exhibit 3-g to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, File No. 000-14044), incorporated herein by reference.

         4.3 Defiance, Inc. 1998 Stock Option Plan (filed as Exhibit A to the Company's Schedule 14A, filed on September 17, 1998, File No. 000-14044), incorporated herein by reference.

         5.1      Opinion of Arter & Hadden LLP

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Arter & Hadden LLP (included in Exhibit 5.1)

         24       Powers of Attorney